Exhibit 10.21

AGREEMENT AND GENERAL RELEASE

EDGAR Online, Inc., 50 Washington Street, Norwalk, CT 06854 (referred to throughout this Agreement as “Employer”) and Susan Strausberg, her heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Employee”).

W I T N E S S E T H :

WHEREAS, Employer and Employee entered into an amended and restated employment agreement as of the 13th day of June, 2007 (the “Employment Agreement”); and

WHEREAS, by action of the Board of Directors of Employer (the “Board”), the employment of Employee has been terminated in accordance with Section 7(f) of the Employment Agreement; and

WHEREAS, all capitalized terms used herein not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties agree as follows:

1. Last Day of Employment. Employee’s last day of employment with Employer was July 30, 2007.

2. Consideration. In consideration for signing this Agreement and General Release and compliance with the promises made herein, Employer agrees to pay to and provide Employee the payments, benefits and immediate vesting of options described by and as contemplated by Section 7(f) of the Employment Agreement. Notwithstanding any provision to the contrary in the Employment Agreement, the payments and benefits under Section 7(f) of the Employment Agreement shall be payable in accordance with the time frames set forth therein (without regard to Section 18(c)), with the first two hundred fifty thousand dollars ($250,000) being deemed paid under Treasury Regulation 1.409A-l(b)(9)(iii), and which payment the parties hereby acknowledge and agree are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations issued thereunder (“409A”) and, therefore, all payments hereunder comply with 409A.

3. No Consideration Absent Execution of this Agreement. Employee understands and agrees that she would not receive the benefits specified in paragraph “2” above, except for her execution of this Agreement and General Release and the fulfillment of the promises contained herein.

4. General Release of Claims By Employee. Employee shall execute and deliver the General Release in the form attached hereto as Exhibit “A” (the “General Release”).

5. Affirmations. Employee affirms that she has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against Employer in any forum or form. Employee further affirms that she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which she may be entitled and that no other leave paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to her, except as provided in this Agreement and General Release. Employee furthermore affirms that she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act. Except for Employee’s service as a director of Employer, Employee agrees not to apply for employment or otherwise seek to be hired, re-hired, employed, transferred, reemployed or reinstated by Employer or its affiliates or seek to provide services in any manner to Employer or its affiliates at any time in the future. Employee agrees that execution of this Agreement and General Release is good and sufficient cause for Employer or its affiliates to reject any application she may make notwithstanding this paragraph. Employee represents and warrants that, to the knowledge of Employee, there is no reasonable basis for any third party to assert any claim against Employer or its affiliates under federal, state or local law. Employee further represents and warrants that, to the knowledge of Employee, there are no claims, actions, suits, investigations or proceedings threatened against Employer or its affiliates under any federal, state or local law.

6. Tax Matters. Employee acknowledges and agrees that Employer has not made any representations to her regarding the tax consequences of, or financial advice with respect to, any amounts received by her pursuant to this Agreement and General Release. All payments made hereunder shall be subject to applicable employment or tax withholdings or deductions. The Employer, the Board, any affiliate and its respective board of directors shall not be liable for any losses or penalties incurred by the Employee in connection with the taxation of any payments or benefits pursuant to this Agreement and General Release, including without limitation pursuant to the Code, or any federal, state, local or foreign laws or regulations.

7. Confidentiality; Noncompetition. Employee confirms and ratified each and every provision of Section 8 of the Employment Agreement, which provisions remain in full force and effect.

8. Governing Law and Interpretation. This Agreement and General Release shall be governed and conformed in accordance with the laws of New York without regard to its conflict of laws provision. In the event the Employee or Employer breaches any provision of this Agreement and General Release, Employee and Employer affirm that either may institute an action to specifically enforce any term or terms of this Agreement and General Release. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

9. Nonadmission of Wrongdoing. The parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.

10. Amendment. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.

11. Entire Agreement. This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior obligation of the Employer to the Employee. Employee acknowledges that she has not relied on any representations, promises, or agreements of any kind made to her in connection with her decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement as of the date set forth below:

Date: 8/9/07
Susan Strausberg

EDGAR Online, Inc.

By:	Date:
Philip Moyer, Chief Executive Officer

EXHIBIT A

I, Susan Strausberg, on behalf of myself and my heirs, successors and assigns, in consideration of the performance by EDGAR Online, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”) of its material obligations under Employment Agreement, dated as of June 13, 2007 (the “Employment Agreement”) and the Agreement and General Release dated as of the date hereof (the “Agreement and General Release”) (collectively, the “Agreements”), do hereby release and forever discharge as of the date hereof the Company, its Affiliates, each such Person’s respective successors and assigns and each of the foregoing Persons’ respective present and former directors, officers, partners, stockholders, members, managers, agents, representatives, employees (and each such Person’s respective successors and assigns) (collectively, the “Released Parties”) to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under Section 7(f) of the Employment Agreement (as referenced under paragraph “2” of the Agreement and General Release) represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 7(f) of the Employment Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release), whether under the laws of the United States or another jurisdiction and whether known or unknown, suspected or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, have or may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, or defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided, however, that nothing contained in this General Release shall apply to, or release the Company from, (i) any obligation of the Company contained in the Agreements to be performed after the date hereof, (ii) any vested or accrued benefits pursuant to any employee benefit plan, program or policy of the Company, (iii) my right to appeal a denial of a claim for benefits submitted under any health and welfare insurance program maintained by the Company for the benefit of me or my dependents, (iv) my right to file a claim for unemployment insurance benefits or for workers’ compensation insurance benefits, (v) my right to seek indemnification or reimbursement of expenses under the Company’s organizational documents, By-Laws or any agreement concerning indemnification or reimbursement of expenses, (vi) my right to director and officer insurance coverage, if any, (vii) my rights or claims to enforce the terms of the Agreements, (viii) any right or claim that I may have to obtain contribution as permitted by applicable law in an instance in which both I , on the one hand, and the Company, any affiliate of the Company or any Released Party, on the other hand, are held to be jointly liable, (ix) any claim I may have as an owner of stock in the Company, (x) any right or claim that may initially arise after the date hereof, or (xi) any obligation of the Company under the Registration Rights Agreement by and among the Company, Bean LLC and me dated August 9,2007.

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreements shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreements. I covenant that I shall not directly or, to the extent under my control, indirectly, commence, maintain or prosecute or sue any of the Released Persons either affirmatively or by way of cross-complaint or counterclaim on any Claim released under this General Release. I further agree that in the event I should bring a Claim seeking damages against the Company with regard to any released claim, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf released hereunder, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

8. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other self-regulatory organization or governmental entity.

9. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

“Affiliate” means, with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a) I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVlNG UP IMPORTANT RIGHTS, lNCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c) I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY (VIA THE AGREEMENT AND THIS RELEASE) BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON AUGUST 9, 2007 TO CONSIDER IT AND THE CHANGES MADE SINCE THE AUGUST 9, 2007 VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT AND GENERAL RELEASE SINCE AUGUST 9, 2007 EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EIGHTH DAY FOLLOWING EXECUTION OF THE AGREEMENT AND GENERAL RELEASE;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: 8/7/07
Susan Strausberg